UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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VIAD CORP
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Investor Presentation Proposal 5 – Approval of the Amended and Restated Rights Agreement May 2012

Forward Looking Statements

As provided by the safe harbor provision under the Private Securities Litigation Reform Act of 1995, Viad Corp cautions readers that, in addition to historical information contained herein, this document includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad’s businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, acquisitions, adverse developments in liabilities associated with discontinued operations and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including terrorist activities or war, a pandemic health crisis and international conditions, could affect the forward-looking statements in this document. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad’s annual and quarterly reports filed with the Securities and Exchange Commission.

Information about Viad Corp obtained from sources other than the Company may be out-of-date or incorrect. Please rely only on Company press releases, SEC filings and other information provided by the Company, keeping in mind that forward- looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.

Additional Information

Additional Information and Where to Find It

The Company has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the Company’s 2012 Annual Meeting of Shareholders. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC BECAUSE THESE DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the definitive proxy statement as well as other relevant documents, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, at www.viad.com or upon request by calling Viad Investor Relations at 602-207-2681.

Participants in the Solicitation

The Company, its directors, certain of its executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposals being voted on at the Company’s 2012 Annual Meeting of Shareholders. Information regarding the participants in the solicitation of proxies in connection with the proposals being voted on at the Company’s 2012 Annual Meeting of Shareholders is included in the definitive proxy statement that the Company filed with the SEC on April 13, 2012. These documents and additional information regarding the direct and indirect interests of the participants in this proxy solicitation, by security holdings or otherwise, are available free of charge at the SEC’s website at www.sec.gov, at the Company’s website at www.viad.com or upon request by calling Viad Investor Relations at 602-207-2681.

Company Overview

Viad Corp is an S&P SmallCap 600 company comprised of businesses that provide high-quality marketing and event services as well as travel and recreation services in the United States, Canada, Europe and the United Arab Emirates.

Viad is focused on:

Maximizing shareholder value

Maintaining a strong balance sheet

Realizing growth opportunities

Business Groups

Marketing & Events Group

Comprised of Global Experience Specialists and affiliates (GES), offers comprehensive, best-in-class event production and service delivery, cutting edge creative and design services, and critical measurement services with an unparalleled global reach

Travel & Recreation Group

Comprised of Brewster Travel Canada, Glacier Park, Inc. and Alaskan Park Properties, offers experiential leisure travel services and rich front-country experiences to national park visitors through its hotels, lodges and motor inns; recreational attractions; transportation services and packaged tours

Marketing & Events Group

Strengths

Leading market positions in the U.S., Canada, the United Kingdom and the United Arab Emirates

Global reach

Long-term contracts and strong backlog of business (typical contract length is 3—5 years)

Good customer and industry diversity

Travel & Recreation Group

Strengths

Strong operating margins

Exclusive and unique services

One-of-a-kind attractions

Largest concessionaire in Glacier National Park (Montana)

One of three inholdings in Denali National Park and Preserve (Alaska)

Minimal competitor-driven pricing pressure

Financial Performance

Viad has demonstrated solid growth in revenues and profits since the last recessionary downturn and is poised for continued growth

* Adjusted EBITDA and Income Before Other Items per Share are non-GAAP measures. Refer to the Appendix for reconciliations of these non-GAAP measures to their comparable GAAP measures.

Value Creating Actions

2011 was a year of growth for Viad

Significant income per share growth and double-digit revenue growth in both business groups

Due to organic growth driven by strong sales and marketing programs and a compelling customer value proposition, as well as the acquisition of strategic Travel & Recreation assets

In 2012, Viad will continue to focus on key initiatives to drive productivity, improve its cost structure and enhance customer service

Marketing & Events Group

Travel & Recreation Group

Focus on improving margins/profitability and reducing invested capital through:

LEAN – Continue to drive productivity gains and variable cost savings Service Delivery Network Optimization – Achieve enhanced margins and reduce invested capital through efficient best-in-class service delivery, including facility footprint rationalization and inventory/equipment optimization Labor Management – Achieve enhanced margins through labor productivity gains Focus on increasing economies of scale and scope while maintaining high margins through: Refreshing existing assets – Drive higher volumes and increased visitor spend Building new assets – Increase scale and drive economies of scope by cross selling new assets Buying assets – Expand offerings in regions with perennial demand and complement existing businesses Active acquisition pipeline

Background of Our Amended Shareholder Rights Plan

Rights plan was adopted on February 28, 2002 and was scheduled to expire on February 28, 2012

19.56% of Viad’s shares are held by one investor and its affiliates*

Management attempted to negotiate a standstill agreement with the investor in lieu of maintaining a rights plan

Standstill would have been terminable upon ten business days notice, and would have restricted the investor and its affiliates from acquiring beneficial ownership of more than 20% of Viad’s outstanding common stock, or from disposing of more than 5% of Viad’s common stock in any ten business day period without giving Viad advance notice of such intended disposition

After consideration, the investor did not accept the standstill agreement

Viad’s Board of Directors determined that maintaining a shareholder rights plan is an important tool to protect shareholder value, and amended the rights plan on February 28, 2012

While shareholder approval of a rights plan is not required by Viad’s Restated Certificate of Incorporation or Bylaws, or applicable law, Viad’s Board determined to seek binding shareholder approval as a matter of good governance

If approved, the amended rights plan will expire on February 28, 2015

If not approved, it will expire on February 28, 2013

* In a Schedule 13G/A filed on February 8, 2012 with the SEC, Marathon Asset Management LLP and affiliates (“Marathon”) reported ownership of 19.56% of Viad’s outstanding common stock. Marathon has gradually increased its investment over a seven-year period, first reporting beneficial ownership exceeding 10% in a Schedule 13G filing made on April 11, 2005.

Rationale for Maintaining a Rights Plan

The general takeover environment

19.56% of Viad’s shares are held by one investor and its affiliates

The amended rights plan continues to have a 20% trigger

The rights plan will not prevent a takeover but is designed to:

Assist the Board to enable all shareholders to realize the long-term value of their investment, to ensure all shareholders receive fair and equal treatment in the event of a proposed takeover and to protect against abusive takeover tactics

Encourage anyone seeking to acquire control of the company to negotiate with the Board and to provide the Board with time to consider an unsolicited takeover bid relative to other alternatives to maximize shareholder value

Prevent creeping acquisitions and the attendant implications of having a meaningful block of shares in the hands of an acquiror

Shareholder Friendly Elements of Amended Rights Plan

With the best interests of Viad’s shareholders in mind, the Board included the following elements in the amended rights plan:

“Qualifying offer” clause

Periodic assessment by committee of independent directors to determine whether maintaining the amended rights plan remains in the best interests of Viad and its shareholders

Requires shareholder approval or will expire in one year (February 28, 2013)

Three-year term, if approved by shareholders (expires February 28, 2015)

The rights plan does not prevent a takeover

Viad’s Plan Compares Favorably to ISS’s Recommended Plan

ISS Rights Plan* Viad Amended Rights Plan Trigger: No less than 20% trigger, flip-in or flip-over ^ 20% flip-in trigger; 50% flip-over trigger Term: No more than 3 years ^ 3-year term if ratified; 1-year term if not ratified ^ Periodic review by committee of independent directors No Limiting Features: No dead-hand, slow-hand or similar feature ^ No dead-hand, slow-hand or similar feature Qualifying Offer Clause: If board refuses to redeem pill 90 days after qualifying offer is announced, 10% of shares may call a special meeting or seek written consent to vote on rescinding pill ^ Qualifying offer clause allows 10% of shares to require a vote to exempt a qualifying offer from the rights plan Rationale: Should be thoroughly explained ^ Not adopted in response to any specific takeover proposal but in response to the general takeover environment and the fact that approximately 19.56% of Viad’s shares were held by one shareholder and its affiliates at the time the rights plan was amended and restated. The rights plan is designed to assist Viad’s Board of Directors to enable all shareholders to realize long-term value of their investment, to ensure that they receive fair and equal treatment in the event of any proposed takeover and to protect Viad and its shareholders from abusive takeover tactics

* As set forth in ISS’ 2012 U.S. Proxy Voting Summary Guidelines, dated January 31, 2012.

Long History of Excellent Corporate Governance

Board of Directors

Nine out of ten members are independent

All Committees of the Board are comprised entirely of independent directors

Presiding Director (Lead Independent Director) presides at executive sessions of non- management directors

Strong and experienced management team

Management compensation aligned with driving shareholder value

Incentive plans are tied to company performance

Shareholders approved the “Say on Pay” proposal related to the company’s 2011 executive compensation program by 85% of the votes cast

Always HonestSM Compliance & Ethics Program is cornerstone of integrity-based culture and was established in 1994

Viad’s success is driven by talented and dedicated employees and a culture of continuous improvement, honesty and integrity

Viad’s Board of Directors unanimously recommends that shareholders vote FOR approval of the amended and restated rights plan

Appendix

Reconciliation of Non-GAAP Measures

Reconciliation of Adjusted EBITDA (in thousands) 2009 2010 2011 Adjusted EBITDA $12,793 $32,312 $43,284 Impairment losses (116,863) (302)—Interest expense (1,690) (1,835) (1,511) Income tax benefit (expense) 28,639 (1,742) (3,888) Depreciation and amortization (28,269) (28,252) (29,126) Income from discontinued operations 679 262 451 Net income (loss) attributable to Viad $(104,711) $443 $9,210 Reconciliation of Income (Loss) Before Other Items per Share 2009 2010 2011 Income (loss) before other items $(0.11) $0.19 $0.55 Impairment losses, net of tax (4.92) (0.01)—Restructuring charges, net of tax (0.43) (0.13) (0.12) Resolution of tax matters 0.18 (0.04)—Income (loss) from continuing operations attributable to Viad $(5.28) $0.01 $0.43 Average dilutive shares outstanding (in thousands) 19,960 20,277 20,055